Exhibit 23.3

RP® FINANCIAL, LC.

Serving the Financial Services Industry Since 1988

July 29, 2010

Boards of Directors

FedFirst Financial Mutual Holding Company

FedFirst Financial Corporation

First Federal Savings Bank

Donner at Sixth Street

Monessen, Pennsylvania 15062

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s, and any amendments thereto to be filed with the Office of Thrift Supervision, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of FedFirst Financial Corporation and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

/s/ RP Financial, LC.
RP FINANCIAL, LC.

Washington Headquarters
Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com